THIRD AMENDMENT TO PHASE I OPTION AGREEMENT
                            (2101 Kennedy Option)


     THIS THIRD AMENDMENT TO PHASE I OPTION AGREEMENT is dated this 4th day of October, 2000, by and between Hillcrest Development ("Owner") and Techne Corporation ("Buyer").

                                   RECITALS:

     1. Owner and Buyer's predecessor in interest, R & D Systems, Inc., entered into a Phase I Option Agreement dated February 10, 1999 (the "Option Agreement") with respect to property commonly known as 2101 Kennedy and 659 Cleveland, together with surface parking parcels (the "Property").

     2. The parties wish to amend the Option Agreement on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. Except as provided herein, the term "Property" as used both in the Option Agreement and in the Purchase Agreement attached as Exhibit B to the Option Agreement (the "Exhibit B Purchase Agreement") shall exclude that northerly portion of Parcel A on Exhibit A to the Option Agreement which will be taken by the City of Minneapolis in its realignment of Kennedy Street but shall include an additional strip ("Additional Strip") of surface parking legally described as follows:

     That portion of Lot 33, Auditor's Subdivision Number 268, Hennepin County, Minnesota, described as follows: Beginning at a point in the North Line of Block 12, "Minneapolis Industrial District", which point is 815.96 feet West of the Northeast corner of said Block 12; then South parallel with the Southwest line of said Lot 33 a distance of 368.03 feet; then Southwesterly on a line which is perpendicular to Southwest line of said Lot 33 to said Southwesterly line of Lot 33; thence Northwesterly on the Southwesterly line of said Lot 33 to the North Line of Block 12, thence Easterly on the North Line of Block 12 to point of beginning.

     2. The Purchase Price as defined in paragraph 3 of the Option Agreement and in Section I of the Purchase Agreement attached as Exhibit B to the Option Agreement shall be deemed to have increased by an additional amount equal to $20,000 plus the anticipated costs, legal expenses and survey expenses incurred by Owner in its acquisition of the Additional Strip, which anticipated costs, legal expenses and survey expenses is estimated to be $2,000.

     3. Buyer agrees to reimburse Owner at closing for any and all costs and expenses that Owner incurs in improving the Northerly portion of the MT-BN Lot and the Additional Strip, including but not limited to, costs and expenses for grading, fencing, landscaping, blacktopping, lighting, site work and related items. Buyer also agrees at closing to reimburse Owner for up to $20,000.00 in asbestos removal expenses incurred with respect to 2101 Kennedy Street.

     4. The representations and warranties contained in Section 4 of the Option Agreement, or Section IX of the Exhibit B Purchase Agreement, as they may relate to the environmental or physical condition of the Property, shall not extend to the Additional Strip since it is acknowledged that Owner, when purchasing the Additional Strip, did not undertake any environmental or physical examination of the Additional Strip. It is agreed that any leases for use of the railroad trackage on the Additional Strip shall be deemed a Permitted Encumbrance. In the event Buyer exercises its option to purchase the Property, Buyer shall have no rights to terminate the Purchase Agreement for the Property due to the physical condition or environmental condition of the Additional Strip pursuant to the final paragraph of Section IV of the Exhibit B Purchase Agreement.

     5. Buyer agrees that a storm water retention pond ("Pond") may be constructed on or prior to the closing on the Triangular Portion to benefit the Property and other properties in the Stinson Technology District. Buyer further agrees that after the closing it will, if requested by Owner, execute a recordable easement ("Easement") to evidence the use of the Pond by the other benefited properties provided that all owners of the benefited properties shall execute an agreement to share in proportion to their prospective use in any maintenance costs of the Pond. The Easement shall be deemed a Permitted Encumbrance in the event it is executed by Owner prior to the closing.

     6. Except as provided for above, all the terms and conditions of the Option Agreement shall remain in full force and effect. All agreements of Buyer and Owner herein shall survive the closing.

OWNER:                           BUYER:
HILLCREST DEVELOPMENT            TECHNE CORPORATION


By:                               By:
  Its:  General Partner             Its:  President